EXHIBIT 21.01

SAN DIEGO GAS & ELECTRIC COMPANY
Schedule of Subsidiaries at December 31, 2004


Subsidiary                            State of Incorporation
----------                            ----------------------

SDG&E Funding LLC                       Delaware